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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of Coventry Health Care, Inc. of our reports dated February 21, 1997 (except for Notes G and S, as to which the date is March 31,
1997) in the Coventry Health Care, Inc. Form S-4 (Registration No. 333-45821) and to all references made of us as "Experts" in such Form S-4.


                                              /s/ Arthur Andersen LLP
                                                  ARTHUR ANDERSEN LLP

Nashville, Tennessee
April 20, 1998